Exhibit 10.3

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

EXECUTIVE OFFICER NOTICE OF RSU AWARD

     You have been granted the following Restricted Stock Units (“RSUs”) representing Common Stock of FINANCIAL ENGINES, INC. (the “Company”) under the Company’s Amended and Restated 2009 Stock Incentive Plan (the “Plan”).

Name of Participant:

Total Number of RSUs Granted:

Date of Grant:	,

Vesting Commencement Date:	,

Vesting Schedule:

1/4th of the RSUs subject to this Award vest when you complete each twelve (12)-month period of continuous Service as an Employee or a Consultant from the Vesting Commencement Date. Full or partial accelerated vesting may apply in some circumstances.

By your acceptance and the signature of the Company’s representative below, you and the Company agree that these RSUs are granted under and governed by the term and conditions of the Plan and the RSU Agreement (the “Agreement”), both of which are attached to and made a part of this document.

     By accepting this notice and agreement you further agree that the Company may deliver by e-mail all documents relating to the Plan or this Award (including without limitation, prospectuses required by the Securities and Exchange Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements). You also agree that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party external administrator (“External Administrator”) under contract with the Company. If the Company posts these documents on a website, it will notify you by e-mail.

FINANCIAL ENGINES, INC.

By:	RAYMOND J SIMS
Title:	E.V.P. and Chief Financial Officer

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement

FINANCIAL ENGINES, INC.

AMENDED AND RESTATED

2009 STOCK INCENTIVE PLAN

EXECUTIVE OFFICER RSU AGREEMENT

Payment for RSUs	No cash payment is required for the RSUs you receive. You are receiving the RSUs in consideration for Services rendered by you.

Vesting

The RSUs that you are receiving will vest in installments, as shown in the Notice of RSU Award.

No additional RSUs vest after your Service as an Employee or a Consultant has terminated for any reason except as provided below.

Vesting – Acceleration

If your Service as an Employee or a Consultant terminates as a result of (i) death or (ii) Total and Permanent Disability, then the vesting of the RSUs shall accelerate with respect to that number of Shares for which this Award would have vested during the twelve (12) months following the termination of Service.

If your Service as an Employee (a) terminates within two (2) months prior to or within twelve (12) months after a Change in Control as a result of (i) involuntary termination of employment without Cause (other than termination due to death or Total and Permanent Disability) or (ii) resignation of employment for Good Reason and (b) you satisfy all requirements for payment of benefits under your Executive Severance and Change In Control Agreement (or any successor agreement), then the vesting of the RSUs shall fully accelerate with respect to all outstanding Shares.

Forfeiture

If your Service terminates for any reason, then your Award expires immediately as to the number of RSUs that have not vested before the termination date and do not vest as a result of termination (the “Unvested RSUs”).  This means that the Unvested RSUs will immediately be cancelled.

Notwithstanding the foregoing, if your Service as an Employee or Consultant is involuntarily terminated without Cause or if you resign for Good Reason and no Change in Control has occurred within the prior twelve (12) months, then, as to the Unvested RSUs only, your Award expires on the date that occurs two months and one day following the termination date. This means that the Unvested RSUs will remain outstanding for two months following the termination date but no further Service-based vesting will occur.  Unless the Unvested RSUs become vested due to a Change in Control during that two-month period, the Unvested RSUs will be cancelled immediately after the two-month period expires.

You receive no payment for RSUs that are forfeited.

The Company determines when your Service terminates for this purpose and all purposes under the Plan and its determinations are conclusive and binding on all persons.

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement

Good Reason

“Good Reason” means without your express written consent, (i) a material diminution of your authority, duties, position or responsibilities relative to your authority, duties, position or responsibilities in effect immediately prior to such reduction, (ii) a material reduction in your base salary, other than in connection with an across-the-board reduction applicable to all Section 16 executive officers of the Company, (iii) a material change in your principal work location, provided that in no event will a relocation of less than fifty (50) miles be material for this purpose, (iv) any purported termination of your Service as an Employee by the Company which is not effected for Cause.

To the extent the Change in Control results in the Company (or a successor to the Company by merger, consolidation or the like), continuing in existence as a direct or indirect subsidiary of an acquirer, your authority, duties, position and responsibilities will not be deemed to be materially diminished if, following a Change in Control, you retain substantially the same authority, duties and responsibilities with respect to the Company’s operations in effect prior to the Change in Control, it being understood that a change in your job title shall not by itself be a basis for termination for Good Reason.

Notwithstanding the foregoing, you shall have “Good Reason” for your resignation only if: (a)  you notify the Company in writing, within 30 calendar days after the occurrence of one of the foregoing event(s), specifying the event(s) constituting Good Reason; (b) the Company does not cure such condition within 30 calendar days following its receipt of such notice or states unequivocally in writing that it does not intend to attempt to cure such condition; and (c) you resign from employment within 60 calendar days following the end of the period within which the Company was entitled to remedy the condition constituting Good Reason but failed to do so.  A resignation for Good Reason will be deemed to have occurred on the date that you properly provided the corresponding written notice of Good Reason to the Company for purposes of determining your eligibility for vesting acceleration under this Agreement.

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement

Cause

“Cause” means (i) your breach of any fiduciary duty owed to the Company or any restrictive covenant agreements (including confidentiality, non-competition and non-solicitation) with the Company (or any Affiliate or Subsidiary), and, your failure to cure such breach within 30 calendar days after written notice (except you are not entitled to any cure period if the Committee determines in good faith the breach is incurable and in no case may you be entitled to more than one right to cure such a breach in any 12-month period), (ii) your failure to use your best efforts to promote the interests of the Company (or any Affiliate or Subsidiary) or to devote your full business time and efforts to the business and affairs of the Company (or any Affiliate or Subsidiary) or your engagement in insubordination, and any such failure or insubordination is not cured by you within 10 calendar days after written notice to you by the Company (except you are not entitled to any cure period if the Committee determines in good faith that such failure or insubordination is incurable and in no case may you be entitled to more than one right to cure such a failure or insubordination in any 12-month period), (iii) your gross negligence, willful misconduct, fraud, embezzlement or material act of dishonesty relating to the affairs of the Company (or any Affiliate or Subsidiary), (iv) your engagement in any conduct or declaration (oral or written) of any statement which materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company (or any Affiliate or Subsidiary); (v) your conviction of or plea of guilty or nolo contendere to (A) any misdemeanor relating to the affairs of the Company (or any Affiliate or Subsidiary) or involving actions causing material damage to the Company’s (or any Affiliate or Subsidiary)  reputation or goodwill or (B) any felony, (vi) your abuse of drugs or alcohol in a manner that impedes your work performance, or (vii) your engagement in a willful violation of any federal or state securities laws, rules or regulations.

The determination that a termination of your employment is either for Cause or without Cause shall be made by the Company in its sole discretion.

Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a military leave, a sick leave or another bona fide leave of absence, if the leave of absence was approved by the Company in writing and if continued crediting of Service is required by the terms of the leave or by applicable law. But your Service terminates when the approved leave ends, unless you immediately return to active work.

Nature of RSUs

Your RSUs are mere bookkeeping entries. They represent only the Company’s unfunded and unsecured promise to issue Shares on a future date. As a holder of RSUs, you have no rights other than the rights of a general creditor of the Company. The Committee in its sole discretion may substitute a cash payment in lieu of Shares, such cash payment to be equal to the Fair Market Value of the Shares on the date that such Shares would have otherwise been issued under the terms of the Plan.

No Voting Rights or Dividends

Your RSUs carry neither voting rights nor rights to dividends. You, or your estate or heirs, have no rights as a stockholder of the Company unless and until your RSUs are settled by issuing Shares. No adjustments will be made for dividends or other rights if the applicable record date occurs before your Shares are issued, except as described in the Plan.

Acceptance of Award

This Award Agreement is one of the documents governing this RSU Award, which you may accept or reject online through the External Administrator maintaining the Company’s stock award website.  If you have not rejected this Award by the time of the first vesting event, you will be deemed to have accepted this Award, and the Shares vested pursuant to the Award will be issued and taxed accordingly.

RSUs Nontransferable

You may not sell, transfer, assign, pledge or otherwise dispose of any RSUs. For instance, you may not use your RSUs as security for a loan. If you attempt to do any of these things, your RSUs will immediately become invalid.

Settlement of RSUs

Each of your vested RSUs will be settled when it vests.

At the time of settlement, you will receive one Share for each vested RSU; provided, however, that no fractional Shares will be issued or delivered pursuant to the Plan or this Agreement, and the Committee will determine whether cash will be paid in lieu of any fractional Share or whether such fractional Share and any rights thereto will be canceled, terminated or otherwise eliminated. In addition, the Shares are issued to you subject to the condition that the issuance of the Shares not violate any law or regulation.

In the event of death, the vested portion of the Award shall be delivered to the executor or administrator of your estate or, if none, by the person(s) entitled to receive the vested Award under your will or the laws of descent or distribution.

In no event will the RSUs be settled later than 2-1/2 months after the end of the calendar year in which the RSUs become vested (or if later, 2-1/2 months after the end of the taxable year of the Company in which the RSUs become vested).

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement

Withholding Taxes and Stock Withholding

Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax or other tax-related withholding (the “Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Award, including the grant and vesting of the Award, the issuance of Shares upon settlement of the Award, the subsequent sale of Shares acquired pursuant to the Award and the receipt of any dividends or other distributions, if any; and (2) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

No Shares will be distributed to you unless you have made arrangements acceptable to the Company to pay withholding taxes that may be due as a result of this Award or the settlement of the RSUs. These arrangements, at the sole discretion of the Company, may include (a) having the Company withhold taxes from the proceeds of the sale of the Shares, either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization), (b) having the Company withhold Shares that otherwise would be distributed to you when the RSUs are settled having a Fair Market Value equal to the amount necessary to satisfy the minimum statutory withholding amount, or (c) any other arrangement approved by the Company. The Fair Market Value of any Shares withheld, determined as of the date when taxes otherwise would have been withheld in cash, will be applied as a credit against the withholding taxes. You also authorize the Company, or your actual employer, to satisfy all withholding obligations of the Company or your actual employer with respect to this Award from your wages or other cash compensation payable to you by the Company or your actual employer.

Restrictions on Resale

You agree not to sell any Shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as your Service continues and for such period of time after the termination of your Service as the Company may specify.

No Retention Rights

Neither your Award nor this Agreement gives you the right to be employed or retained by the Company or a subsidiary of the Company in any capacity. The Company and its subsidiaries reserve the right to terminate your Service at any time, with or without cause.

Adjustments	In the event of a stock split, a stock dividend or a similar change in Company Shares, the number of RSUs covered by this Award shall be adjusted pursuant to the Plan.

Successors and Assigns

Except as otherwise provided in the Plan or this Agreement, every term of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

Notice

Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following mailing with postage and fees prepaid, addressed to the other party hereto at the address last known in the Company’s records or at such other address as such party may designate by ten (10) days’ advance written notice to the other party hereto.

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware (without regard to their choice-of-law provisions). For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Santa Clara, California, or the federal courts for United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

Section 409A

To the fullest extent applicable, benefits payable under this Agreement are intended to be exempt from the definition of “nonqualified deferred compensation” under Section 409A of the Code.  To the extent that any such benefit is or becomes subject to Section 409A due to a failure to qualify for an exemption from the definition of nonqualified deferred compensation, this Agreement is intended to comply with the applicable requirements of Section 409A with respect to such benefits.  This Agreement shall be interpreted and administered to the extent possible in a manner consistent with the foregoing statement of intent, and any ambiguity as to its compliance with Section 409A will be read in such a manner so that all benefits hereunder comply with Section 409A of the Code.

The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by reference. All terms that are capitalized but not defined in this Agreement shall have the meanings assigned to them in the Plan. This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Award. Any prior agreements, commitments or negotiations concerning this Award are superseded. This Agreement may be amended by the Committee without your consent; however, if any such amendment would materially impair your rights or obligations under the Agreement, this Agreement may be amended only by another written agreement, signed by you and the Company.

By ACCEPTING this Agreement,

you agree to all of the terms and conditions

described above and in the Plan.

Financial Engines, Inc.

2016 Form of Notice of Exec Officer RSU Award and Agreement